Exhibit 10.1

EXECUTION VERSION

INCREMENTAL AND FIFTH AMENDMENT TO CREDIT AGREEMENT

This INCREMENTAL AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 28, 2018, among Internap Corporation, a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.          The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of April 6, 2017 (as amended by that certain First Amendment dated as of June 28, 2017, that certain Second Amendment dated as of February 6, 2018, that certain Incremental and Third Amendment dated as of February 28, 2018 and that certain Fourth Amendment dated as of April 9, 2018 (the “Existing Credit Agreement”), and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time (including by this Amendment), the “Credit Agreement”).

B.          The Borrower has requested to increase the aggregate Revolving Commitments under the Existing Credit Agreement (the “Existing Revolving Commitments”) by an aggregate principal amount equal to $10,000,000 and to effect certain other modifications thereto set forth herein, and the Administrative Agent and the Lenders party hereto consent to all such amendments and this Amendment.

C.           Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.          Definitions and Interpretation.

1.1          Definitions.  Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

1.2          Interpretation.  This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Credit Agreement.

Section 2.          Incremental Revolving Commitments.

2.1          General.  Subject to the satisfaction of each of the conditions set forth in Section 3 hereof, upon the occurrence of the Fifth Amendment Effective Date (as defined herein):

(a)       the Lenders party hereto (the “Fifth Amendment Incremental Lenders”) hereby agree to increase their respective Existing Revolving Commitment, on a pro rata basis, in an aggregate principal amount for each such Fifth Amendment Incremental Lender as set forth opposite its name in the column titled “Amount of Fifth Amendment Incremental Revolving Commitments” in Schedule I hereto (the “Fifth Amendment Incremental Revolving Commitments”) on the terms of, and in accordance with, this Amendment, the Credit Agreement and the other Loan Documents;

(b)      the aggregate Revolving Commitments (as increased by the Fifth Amendment Incremental Revolving Commitments) shall be $35,000,000;

(c)      the terms and provisions of the Revolving Commitments (as increased by the Fifth Amendment Incremental Revolving Commitments) and the Revolving Loans and other Credit Extensions made pursuant thereto (if any) under the Credit Agreement shall be identical to the terms and provisions of the Existing Revolving Commitments and the Revolving Loans and other Credit Extensions made pursuant thereto (if any), and any other related terms will have correlative meanings mutatis mutandis with the terms in the Credit Agreement;

(d)     without limiting the generality of the foregoing and except as may otherwise be set forth in this Amendment, the Fifth Amendment Incremental Revolving Commitments shall: (i) constitute Obligations, rank pari passu with all other Obligations and have all of the benefits thereof, (ii) together with the Existing Revolving Commitments, constitute the “Revolving Commitments” under the Credit Agreement, as set forth on Schedule I hereto, and shall have all of the terms, rights, remedies, privileges and protections applicable thereto under the Credit Agreement and each of the other Loan Documents and (iii) be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and each other Security Document;

(e)      each reference to a “Revolving Loan” or “Loan”, or to “Revolving Loans” or “Loans”, in the Credit Agreement shall be deemed to include any Revolving Loans made pursuant to the Fifth Amendment Incremental Revolving Commitments and each reference to a “Revolving Lender” or “Lender”, or to “Revolving Lenders” or “Lenders”, in the Credit Agreement shall also include the Fifth Amendment Incremental Lenders;

(f)      in accordance with Section 2.19(e) of the Credit Agreement, (i) each Revolving Lender immediately before the occurrence of the Fifth Amendment Effective Date will automatically and without further act be deemed to have assigned to each Fifth Amendment Incremental Lender, and each such Fifth Amendment Incremental Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Fifth Amendment Incremental Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (ii) if, on the Fifth Amendment Effective Date, there are any Revolving Loans outstanding, such Revolving Loans shall on or before Fifth Amendment Effective Date be prepaid from the proceeds of additional Revolving Loans made under the Credit Agreement (reflecting the increase in Revolving Commitments pursuant hereto), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.13 of the Credit Agreement; it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to this clause (e); and

(g)      this Amendment shall constitute an “Incremental Loan Amendment” under the Credit Agreement.

2.2          Fifth Amendment Incremental Lenders.  Each Fifth Amendment Incremental Lender hereby agrees, severally and not jointly, to make Revolving Loans to Borrower, at any time and from time to time on and after the Fifth Amendment Effective Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms of the Credit Agreement, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment set forth on Schedule I hereto.

2.3          Amendments to Credit Agreement.

(a)       Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in proper alphabetical order therein:

““Amendment No. 5 Effective Date” means the “Fifth Amendment Effective Date” as defined in the Incremental and Fifth Amendment to Credit Agreement, dated as of August 28, 2018, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.”

(b)       The last sentence of the definition of “Revolving Commitment” is hereby replaced in its entirety with the following sentence:

“The aggregate principal amount of the Lenders’ Revolving Commitments as of the Amendment No. 5 Effective Date is $35,000,000.”

Section 3.          Effectiveness.  This Amendment shall be legal, valid and binding on the date on which the following conditions precedent are satisfied (the date of such satisfaction, the “Fifth Amendment Effective Date”):

(a)       Loan Documents.  The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)          counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Fifth Amendment Incremental Lenders and acknowledged by each Guarantor;

(ii)         duly executed promissory notes, to the extent requested by any Lender pursuant to Section 2.04(e) of the Credit Agreement;

(iii)       a duly executed officer’s certificate, dated as of the Fifth Amendment Effective Date and certifying as to the matters set forth in clauses (c), (d) and (e) below (as of the Fifth Amendment Effective Date after giving effect to this Amendment and any Credit Extensions that may be made on the Fifth Amendment Effective Date);

(iv)       a certificate of the secretary or assistant secretary of the Borrower dated as of the Fifth Amendment Effective Date, certifying (i) that attached thereto is a true and complete copy of each organizational document of the Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, managers, or other applicable governing body of the Borrower authorizing the execution, delivery and performance of this Amendment and the documents executed in connection with this Amendment and (iii) as to the incumbency and specimen signature of each officer executing any documents delivered in connection with this Amendment on behalf of the Borrower;

(v)         a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries on a consolidated basis immediately after giving effect to the transactions contemplated hereby are solvent; and

(vi)        a favorable written opinion of Jenner & Block LLP as special counsel to the Borrower addressed to each Lender and the Administrative Agent and dated as of the Fifth Amendment Effective Date; and

(vii)       such other documents, instruments, agreements, certificates, or information as reasonably requested by the Administrative Agent.

(b)      Expenses.  The Loan Parties shall have paid to Administrative Agent all reasonable and documented out-of-pocket legal fees and expenses and all other reasonable and documented out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation and negotiation of this Amendment.

(c)       No Default.  No Default or Event of Default shall have occurred and be continuing at the time of, and immediately after giving effect to, the transactions contemplated hereby on the Fifth Amendment Effective Date.

(d)      Accuracy of Representation and Warranties.  As of the Fifth Amendment Effective Date, each of the representations and warranties relating to any Loan Party set forth in Section 4 below, in Article III of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Fifth Amendment Effective Date.

(e)       Financial Covenants.  Borrower is in compliance, on a Pro Forma Basis, with each of the financial covenants specified in Section 6.10 of the Credit Agreement on the Fifth Amendment Effective Date and as of the last day of the most recently ended fiscal quarter after giving effect to this Amendment (assuming, for purposes of Section 6.10 of the Credit Agreement, that the maximum Total Net Leverage Ratio permitted in any Test Period pursuant to Section 6.10(a) of the Credit Agreement is 0.25 to 1.00 below the maximum Total Net Leverage Ratio set forth in Section 6.10(a) of the Credit Agreement for such Test Period).

(f)      Bank Regulatory Documentation.  At least two Business Days prior to the Fifth Amendment Effective Date, (i) to the extent requested not less than five Business Days prior to the Fifth Amendment Effective Date, the Lenders shall have received, in form and substance satisfactory to them, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Executive Order, and (ii) Borrower, if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), shall deliver to Agent (and each Lender that so requests) a certification regarding beneficial ownership as required thereby in relation to it.

Section 4.          Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

4.1          Power and Authority.  It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement as amended and otherwise modified hereby.

4.2          Authorization.  It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

4.3         Non-Violation.  The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

4.4         Validity and Binding Effect.  This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

4.5         Representations and Warranties in Credit Agreement.  The representations and warranties of each Loan Party contained in the Credit Agreement as amended or otherwise modified hereby and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

4.6          No Event of Default.  No Default or Event of Default shall have occurred and be continuing at the time of, and immediately after giving effect to, the transactions contemplated hereby on the date hereof and on the Fifth Amendment Effective Date; and

4.7         No Consent.  No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required with respect to any Company in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 5.          Guarantor Acknowledgment.  Each Guarantor, by signing this Amendment hereby:

5.1        confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

5.2          acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

5.3          hereby consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated hereby.

Section 6.          Miscellaneous.

6.1          Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.2          Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

6.3          Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.4          Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5         Loan Documents Unaffected.  Each reference to the Credit Agreement in any Loan Document (including, as the context requires, in this Amendment) shall hereafter be construed as a reference to the Credit Agreement as amended or otherwise modified hereby.  Except as herein otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby.  This Amendment is a Loan Document.

6.6         Waiver of Claims.  The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary with respect to the period through the Fifth Amendment Effective Date.  To the maximum extent permitted by law, the Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

6.7        Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the documentation, preparation and execution of this Amendment, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and/or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement as amended or otherwise modified hereby, including reasonable and documented fees and out-of-pocket disbursements of one outside counsel of the Lenders and one counsel to each Agent and any necessary local counsel.

6.8          Entire Agreement.  This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.9          Acknowledgments.  Each Loan Party hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)      neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.10       Counterparts.  This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.11       Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.12        Submission To Jurisdiction; Waivers

Each Loan Party hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13      Jury Trial Waiver.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION,
as Borrower

By:	/s/ James C. Keeley
Name:	James C. Keeley
Title:	Chief Financial Officer

JEFFERIES FINANCE LLC,
as Administrative Agent and a Fifth Amendment Incremental Lender

By:	/s/ John Koehler
Name:	John Koehler
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Fifth Amendment Incremental Lender

By:	/s/ Brandon K. Fiddler
Name:	Brandon K. Fiddler
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

SOCIETE GENERALE,
as a Fifth Amendment Incremental Lender

By:	/s/ Mihir Shah
Name:	Mihir Shah
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement]

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By	/s/ Richard Diegnan
Name:	Richard Diegnan
Title:	Corporate Secretary

INTERNAP CONNECTIVITY LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard Diegnan
Title:	Corporate Secretary

SINGLEHOP LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard Diegnan
Title:	Secretary

DATAGRAM LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard Diegnan
Title:	Secretary

HOSTING INTELLECT, LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard Diegnan
Title:	Secretary

[Signature Page to Fifth Amendment to Credit Agreement]

SCHEDULE I
Fifth Amendment Incremental Lenders and Revolving Commitments

Revolving Lender	Address for Notices	Amount of Fifth Amendment Incremental Revolving Commitments	Amount of Revolving Commitments
JEFFERIES FINANCE LLC	520 Madison Avenue, New York, New York 10022	$3,000,000	$10,500,000
PNC BANK, NATIONAL ASSOCIATION	1075 Peachtree Street, Suite 1800 Atlanta, GA 30309 G4-XMDA-18-8	$5,000,000	$17,500,000
SOCIETE GENERALE	245 Park Avenue New York, NY 10167	$2,000,000	$7,000,000
Total		$10,000,000	$35,000,000